NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

11:00 AM CDT, May 18, 2005

Littlefield Corporate Headquarters
2501 North Lamar Boulevard
Austin, Texas 78705

The Annual Meeting of Stockholders of Littlefield Corporation will be held on May 18, 2005, at 11:00 AM CDT, for the following purposes:
  To elect members to our board of directors;
  To ratify the appointment of Sprouse & Anderson, LLP as our independent auditors for 2005; and
  To consider such other matters as may properly come before the meeting or any adjournment of the meeting.

Only holders of record of our common stock at the close of business on March 21, 2005, will be entitled to notice or to vote at the meeting or any adjournment of the meeting. The stock transfer books will remain open.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to ensure that your shares are represented at the meeting. If you receive more than one proxy card, it is an indication that your shares are registered in more than one account. Please complete, date and sign each proxy card you receive. You may revoke your proxy at any time before it is voted. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.
Enclosed with these proxy materials is a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Jeffrey L. Minch
President, Chief Executive Officer, Director

March 31, 2005

PROXY STATEMENT

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Littlefield Corporation to be held on Wednesday, May 18, 2005, at 11:00 AM CDT, and at any adjournment thereof, for the purposes set forth in this Proxy Statement. The meeting will be held at the Littlefield Corporate Headquarters, 2501 North Lamar Boulevard, Austin, Texas 78705.

This Proxy Statement and the accompanying form of proxy were first mailed to the stockholders on or about April 15, 2005.

VOTING AND REVOCABILITY OF PROXY APPOINTMENTS

Each share is entitled to one vote per director in the election of directors and one vote in all other matters to be voted upon at the meeting. Shareholders of record as of the close of business at 5:00 P.M. March 21, 2005, are the only persons entitled to vote at this meeting. At the close of business on March 21, 2005, 8,475,456 shares of our common stock were outstanding, with each share being entitled to one vote. There are no cumulative voting rights. A majority of the outstanding shares of common stock represented at the meeting, in person or by proxy, will constitute a quorum.

All proxies will be voted in accordance with the instructions contained in the proxies. If no choice is specified, proxies will be voted in accordance with the recommendations of the board as set forth in this Proxy Statement, and at the proxy holders’ discretion on any other matter that may properly come before the meeting. Any stockholder may revoke a proxy given pursuant to this solicitation at any time before it is voted. A stockholder may revoke his or her proxy by voting in person at the meeting or submitting to our Secretary at the meeting a subsequently dated proxy. In addition, a stockholder may revoke his or her proxy by notifying our secretary either in writing prior to the meeting or in person at the meeting. Revocation is effective only upon receipt of such notice by the Secretary.

We are not aware of any other matter to be presented for action at the meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement. If any other matters come before the meeting, the proxy holders named in the enclosed proxy intend to vote on such matters in accordance with their judgment.

SOLICITATION

The costs of preparing, assembling and mailing the proxy materials will be borne by our Company. Certain of our officers, directors and employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies in addition to this solicitation by mail. We expect to reimburse brokers, banks, custodians and other nominees for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the common stock.

ELECTION OF DIRECTORS

Our Board currently consists of four directors. All of the current members of the board have been nominated for re-election. The nominees for election at the meeting shall, if elected, serve on the Board for a term of one year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and have qualified. The Board elects our officers annually following the Annual Meeting of stockholders. Officers serve for terms of one year and until their successors are duly elected and qualified.

The directors shall be elected by a plurality of the votes cast at the meeting. A “plurality” means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors. The proxy holders named as proxies in the accompanying proxy intend to vote FOR the election of the nominees identified below. If any nominee is unable or fails to accept nomination or election (which is not anticipated), the proxy holders named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election of such other person as our existing board of directors may recommend.

The table below sets forth certain information about the nominees, including the nominee’s age, position with our Company and length of time served as a member of the board. All of the nominees are currently serving as directors.

Name	Age	Position with the Company	Director Since
Jeffrey L Minch	54	Director, President and Chief Executive Officer	July 1999
Carlton R Williams, Jr	47	Director	May 2003
Alfred T Stanley	51	Director	May 2004
Michael L Wilfley	49	Director	May 2004

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS OF THE COMPANY

The following sets forth the name and a brief description of the principal occupation and business experience for at least the preceding five years for each of the nominees for election to the Board of Directors and the executive officers of our Company. None of the directors or executive officers are related. Individuals are listed in alphabetical order.

Jeffrey L. Minch, 54, is currently serving as a Director, President and Chief Executive Officer. As a member of the Company’s Management, Mr. Minch is not an Independent Director.

Mr. Minch is a distinguished graduate of the Virginia Military Institute in civil engineering with graduate education in Finance.

Mr. Minch co-founded, grew, and profitably sold a commercial real estate company, Littlefield Real Estate Company. As President and Chief Executive Officer, Mr. Minch planned and executed the strategy that Littlefield Real Estate Company utilized to grow from a start up in 1984 to one of the largest commercial real estate companies in Texas. In 1996, Mr. Minch sold Littlefield’s substantial office, apartment and warehouse portfolios, in three transactions, over a five-month period.

From 1996 to 1999, Mr. Minch was a private investor and is now a major shareholder of our Company, owning approximately 36% of the outstanding shares.

Mr. Minch has been active in charitable functions and has served as a Director of a number of local charities. He currently serves on the Board of Directors of the Virginia Military Institute Foundation.

Alfred T. Stanley, 51, is currently serving as a Director and a member of the Audit Committee. He is an Independent Director. He is a shareholder of the Company.

Mr. Stanley is a graduate of Dartmouth College with a Bachelors of Arts degree. He received a Master of Science in Statistics from the University of Texas and was inducted into the Phi Kappa Phi Honor Society.

He founded Alfred Stanley & Associates in 1982 and has provided fundraising services to candidates and office holders in Texas. He was the Texas Political Director for Senator Bill Bradley’s 2000 Presidential campaign.

In addition to his fundraising business, Mr. Stanley owns and manages two office buildings in downtown Austin, Texas.

He has served as a Director of Stereographics Corporation, a California based manufacturer of computer peripherals and Toddler U, Inc., a manufacturer of children’s’ shoes.

He lives with his wife, Kathleen, and their three children in Austin, Texas.

Michael L. Wilfley, 49, is currently serving as a Director and is designated as the “Audit Committee Financial Expert.” He is an Independent Director. He is a shareholder of the Company.

Mr. Wilfley is currently employed as the Chief Financial Officer of Grande Communications, Inc. where he supervises a professional staff of 28 and is responsible for all finance, treasury, and accounting functions. Grande provides bundled telephone, cable and internet services to residential and small business customers in six Texas cities and has invested equity of over $500,000,000. Mr. Wilfley recently successfully participated in the company’s raising over $136,000,000 in high yield debt for the company’s accelerated build out of its systems.

Mr. Wilfley, while Chief Financial Officer of Thrifty Call, Inc. oversaw the acquisition of Thrifty Call, Inc. by Grande Communications and had primary responsibility for the selection of an investment banker and the evaluation of alternative capital structures.

Mr. Wilfley is an experienced Chief Financial Officer having served in that capacity since the late 1980s. He is a Certified Public Accountant and a member of the Texas Society of Certified Public Accountants, the American Institute of Certified Public Accountants and the Financial Executives International. He is a past President of the Austin Area Texas Exes of the Alumni Association of the University of Texas.

Mr. Wilfley is a veteran and was an Eagle Scout. He lives in Austin, Texas and is married with two daughters.

Carlton R. Williams, 47, is currently serving as a Director, Chairman of the Board, and a member of the Audit Committee. He is an Independent Director. Mr. Williams is a shareholder of the Company.

Mr. Williams is a founding principal of Herron Williams, LLC, forming the company in January 2000.

Prior to that, Mr. Williams was a partner in Littlefield Real Estate Company for over eleven years. During that time period, he leased and managed an office portfolio in excess of 1,000,000 square feet located both in the Central Business District, Southwest, and Northwest suburban markets.

Mr. Williams also has extensive experience in business planning, financial analysis, and acquisitions and disposition analysis. He was formerly a Certified Public Accountant but currently does not practice accounting nor maintain that certification. Mr. Williams received his MBA from the University of Texas at Austin with a concentration in finance.

Troy D. Zinn, 42, is currently serving as our Secretary/Treasurer, and Chief Financial Officer (CFO). Mr. Zinn served as CFO for Arledge & Shannahan, LP., and Irsik & Doll, Inc., before joining Littlefield in February 2004.

Mr. Zinn has over 12 years experience in corporate finance and management. In each of his previous roles he has been successful in implementing new automated systems and procedures to dramatically improve efficiency, controls, and quality of data.

Mr. Zinn served in the US Army for six years before earning his Business Administration degree at Kansas State University in 1992.

COMPENSATION OF EXECUTIVE OFFICER AND DIRECTORS

Summary of Cash and Certain Other Compensation

The following table sets forth for the fiscal years ended December 31, 2004, 2003, 2002, 2001, and 2000, the compensation for Jeffrey L. Minch, our President and Chief Executive Officer.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation
		Annual Compensation			Awards	Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options	All Other Compensation
Jeffrey L. Minch (1) Director, President, And CEO	2004	$160,000(5)	-0-	$11,580(3)	-0-	-0-
	2003	$163,500(5)	-0-	$11,580(3)	-0-	-0-
	2002	$183,000	$300,000(2)	$8,685(3)	-0-	$61,125

(1) Mr. Minch began working with our Company on July 2, 1999, when he was elected as a director to fill a vacancy on the Board of Directors. In September 1999, Mr. Minch was hired as our president and chief executive officer.

(2) The bonus Mr. Minch received in 2002 was a performance bonus for 2001. Mr. Minch was not paid that bonus in cash. Instead he took a note for that bonus on which interest only is paid for the next two years at 6.75%.

(3) The Other Annual Compensation Mr. Minch receives includes country club membership, and vehicle allowance.

(4) The bonus Mr. Minch received in 2000 was a result of the stock price reaching $2.00 pursuant to his employment agreement.

(5) Mr. Minch voluntarily reduced is annual salary from $200,000 to $160,000 during 2003.

Stock Options

During the fiscal year ended December 31, 2004, we granted to our non-employee directors options to purchase 30,000 shares of common stock. During the year ended December 31, 2004, we granted to our employees options to purchase 500,000 shares of common stock. During the fiscal year ended December 31, 2003, we granted to our non-employee directors options to purchase 20,055 shares of common stock. No options were granted to employees in 2003. During the fiscal year ended December 31, 2002, we granted options to our employees and non-employee directors to purchase 646,267 shares of common stock. During the fiscal year ended December 31, 2001, we granted options to our employees and non-employee directors to purchase 143,000 common shares. During the fiscal year ended December 31, 2000, no options were granted to our employees and non-employee directors. As of December 31, 2003, none of the options granted in these years have been exercised. During 2004, Mr. Minch neither owned nor exercised any options issued by the company to purchase common stock.

Compensation of Directors

Non-employee directors receive an annual retainer of $2,000, a quarterly meeting fee of $750, and 2,500 stock options each quarter granted at the fair market value of the stock price on the last day of that quarter. We reimburse the directors for travel expenses incurred in connection with attending meetings of the board and committees. They can also be reimbursed an hourly fee for special projects.

Employment Contracts, Termination of Employment and Change in Control Arrangements

On April 1, 2002, the Company entered into a new employment agreement with President and CEO Jeffrey L. Minch. Mr. Minch has served as President and CEO since October 1999. The agreement replaces an earlier agreement, which had expired. The new agreement began on April 1, 2002, and will remain in effect until December 31, 2005. The agreement provides for us to pay Mr. Minch an annual base salary of $200,000, but that has been voluntarily reduced by Mr. Minch to $160,000. In addition to his salary, the Company pays Mr. Minch a monthly car allowance of $600 and pays for Mr. Minch’s country club membership fees, which are $365 per month.

The agreement also calls for our Board of Directors to nominate Mr. Minch to serve as a director on the Board each year he is our President and CEO; however Mr. Minch will not receive any additional compensation for serving as a director.

According to the agreement, Mr. Minch will be entitled to annual consideration for a performance bonus. The bonus, if any, will be decided by the Board and will take into consideration the financial performance and balance sheet of the Company.

As part of the agreement, Mr. Minch was also granted certain stock options, but Mr. Minch voluntarily cancelled his stock option agreement and all of the options that might have been granted under it. Mr. Minch is no longer entitled to any stock options granted by the Company.

The agreement provides that we may terminate the agreement and Mr. Minch’s employment upon written notice to Mr. Minch. In the event we terminate the agreement and Mr. Minch’s employment, we will be obligated to pay Mr. Minch a severance payment equal to one year of his base salary, car allowance, and club dues. The agreement also provides that Mr. Minch may terminate the agreement in his absolute discretion upon ninety days written notice to us.

In the event we are sold to or merged with another company, the agreement will terminate automatically. If such a sale or merger results in our shareholders receiving a value of at least $3.00 per share, the agreement provides that Mr. Minch shall be entitled to receive 500,000 shares of our common stock immediately prior to the consummation of any such sale or merger.

The agreement also contains certain confidentiality and other standard provisions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers; and holders of more than 10% of our common stock to file with the Securities and Exchange Commission, within certain specified time periods, reports of ownership and changes in ownership. Such officers, directors and stockholders are required by SEC regulations to furnish us with copies of all such reports that they file.

To our knowledge, based solely upon a review of copies of such reports furnished to us and representations by certain officers and directors that no other reports were required with respect to the year ended December 31, 2004, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of our common stock beneficially owned as of March 21, 2005, by:
  each executive officer, including the executive officer listed in the Summary Compensation Table above;
  each director and nominee for director;
  all of the executive officers and directors as a group; and, each person or entity known to us to own more than five percent of the outstanding common stock.
Name of Beneficial Owner	Number of Shares Beneficially Owned		Number of Exercisable Option	Percent of Class (1)
Jeffrey L. Minch (2)	3,023,298		-0-	35.7%
Daniel Deloney Estate (3)	821,584	(8)	21,325	9.9%
Carlton Williams (4)	36,700		15,934	*
Alfred T. Stanley (6)	3,000		6,175	*
Michael L. Wilfley (7)	2,600		6,175	*
Troy Zinn (2)	-0-		-0-	*
Current executive officers and directors of the Company as a group (5 persons)	3,887,182		49,609	46.5%

(1) Under SEC rules, we calculate the percentage ownership of each person who owns exercisable options by adding the number of exercisable options for that person to the number of total shares outstanding, and dividing that result into the total number of shares and exercisable options owned by that person. On March 21, 2005, we had 8,475,456 shares of common stock issued and outstanding. An asterisk (*) indicates less than 1% ownership.

(2) Address is: 2501 North Lamar Blvd., Austin, Texas 78705

(3) Address is: 109 South Court Street, Montgomery, Alabama 36104

(4) Address is: 1214 West 6th Street, Suite 200, Austin, Texas 78703

(5) Address is: 8024 Mesa Drive, Suite 180, Austin, Texas 78731

(6) Address is: 1409 Hardouin Ave, Suite, Austin, Texas 78703

(7) Address is: 401 Carlson Circle, San Marcos, Texas 78666

(8) Includes 552,700 shares owned by Rice Acceptance Company, Inc., 197,300 shares owned by Rice Financial Corporation, 28,234 shares held by Mr. Deloney’s estate, 10,000 shares owned by Southern Warehouse Partners and 5,150 shares held in Mr. Deloney’s IRA, in which shares Mr. Deloney’s estate possesses sole voting and investing power, and 25,000 shares held in his daughter’s IRA, in which Mr. Deloney’s estate shares voting and investing power, and 3,200 shares held by Mr. Deloney’s estate for his grandson.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The President and CEO of the Company, Jeffrey Minch, has personally guaranteed a note payable to a third party lender in the total amount of $540,000 for four (4) year period at 1 1/2% annual interest and is secured by Mr. Minch’s guarantee of $300,000. This note was to refinance an expired letter of credit that secured a note payable to the seller of one of our acquisitions.

In 2003, the Company paid Mr. Minch a fee for two (2) paid notes and an expired letter of credit that he personally guaranteed. The fee is equal to 5% of the amount he guarantees and totals $61,125. This amount owed was added to a note held by Mr. Minch of $300,000 for his 2000 performance bonus. A second note includes $105,650 owed by the Company for purchasing the office furniture located in Mr. Minch’s office. This furniture had previously been owned by Mr. Minch. The total amount of both notes is $420,229, which includes accrued interest.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee Report

For 2004, our Audit Committee met twice during the year with our independent auditors. This committee was comprised of Carl Williams, Alfred Stanley and Michael Wilfley, the three non-employee directors, and has the responsibility for reviewing the financial condition and accounting controls and determining that all audits and examinations required by law are performed. The committee recommends to the Board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditors’ audit plans and reviews with the independent auditors the results of the audit and management’s response to the audit.

The Audit Committee has reviewed and discussed the audited financial statements with management as well as our independent public accountants. The Audit Committee has received from the independent accountants a formal written statement regarding the auditors' independence and has discussed with the independent accountant matters relating to their independence. The Audit Committee has satisfied themselves as to the auditors' independence. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters related to the audit of our financial statements.

The Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for 2004 for filing with the Securities and Exchange Commission.

Carl Williams
Alfred Stanley
Michael Wilfley
Members of the Audit Committee

Nominating Committee Report

Our Nominating Committee, comprised of all directors, met once during 2004. This committee is responsible for nominating individuals for election to our Board. The nominating committee welcomes recommendations made by our stockholders for individuals to be included in the slate of nominees for election at the annual meeting of stockholders. Any recommendations for the 2005 Annual Meeting of Stockholders should be made in writing addressed to our board of directors, 2501 North Lamar Boulevard, Austin, Texas 78705. Under our Certificate of Incorporation, any such recommendations must be delivered to us in writing not less than sixty days prior to the meeting date or, if less than seventy days’ notice of the meeting date is given, ten days after notice of the meeting date is given by public disclosure.

The Board of Directors held four meetings during the year ended December 31, 2004. All of the directors attended at least 75% of the aggregate of such Board meetings and the meetings of each committee on which they served.

RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS

As required by the Sarbanes-Oxley Act of 2002, our Audit Committee is directly responsible for appointment, compensation, retention and oversight of the Company’s independent auditors. Subject to direct supervision by the Audit Committee of the auditors, we are asking the stockholders to ratify Sprouse & Anderson, L.L.P. as independent auditors to audit the financial statements of the Company for the 2005 fiscal year. If the stockholders fail to ratify the appointment of the auditors, our auditors will take that into consideration in determining whether to continue the auditing engagement. Sprouse & Anderson, L.L.P. served as the independent auditors to audit the Company’s financial statements for the fiscal years ended December 31, 2000, 2001, 2002, 2003 and 2004.

A representative of Sprouse & Anderson, L.L.P. is expected to be present at the meeting and will have an opportunity to make a statement, if the representative so desires, and will be available to respond to any appropriate questions stockholders may have.

Audit Fees

Fees paid to our auditors' firm were comprised of the following:

Financial Statements Audit Fees and Quarterly Review of 10Q-SB for 2004 (billed through March 21, 2005) totaled $62,925.

Financial Information Systems Design and Implementation Fees provided in 2004 totaled $0.

All Other Fees, including tax preparation, tax consulting and other accounting services provided in 2004 totaled $15,000.

The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote is required for the ratification of the appointment of Sprouse & Anderson, L.L.P. as the Company’s independent auditors for the 2005 fiscal year. With respect to this vote, abstentions will have the effect of a “no” vote and broker non-votes will have no effect on the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF SPROUSE & ANDERSON, L.L.P. AS INDEPENDENT AUDITORS

STOCKHOLDER PROPOSALS

Notices of stockholder proposals intended to be presented at the meeting must have been provided in writing to us by no later than March 21, 2005, in order to be voted on at the meeting. With respect to stockholder proposals for which notices were not provided to us by March 21 2005, the person or persons designated as proxies in connection with our solicitation of proxies shall have the discretionary voting authority to vote the shares of our common stock represented by the proxy cards returned to us in accordance with their judgment on such matters when such proposals are presented at the meeting.

Stockholder proposals intended to be presented at the 2006 Annual Meeting of Stockholders and included in our Proxy Statement and form of proxy for that meeting must be received by us in writing by no later than December 31, 2005. Any stockholder who intends to present a proposal at the 2006 Annual Meeting of Stockholders to be voted on at that meeting, which proposal is not included in our Proxy Statement, must deliver written notice of such proposal to us by no later than sixty days prior to the meeting date or, if less than seventy days’ notice of the meeting date is given, ten days after notice of the meeting date is given by public disclosure. If the proposing stockholder fails to deliver written notice of such proposal to us by such date, then the person or persons designated as proxies in connection with our solicitation of proxies shall have the discretionary voting authority to vote the shares of our common stock represented by the proxy cards returned to us in accordance with their judgment on such matters when such proposals are presented at the 2005 Annual Meeting. Any such notice of a stockholder proposal must be made in writing addressed to Secretary, Littlefield Corporation, 2501 North Lamar Boulevard, Austin, Texas 78705.

OTHER MATTERS

The Board of Directors knows of no other business other than that set forth above to be transacted at the Meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxy cards in accordance with their judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Jeffrey L. Minch
President, Chief Executive Officer, and Director

March 21, 2005

Littlefield Corporation
2501 North Lamar Boulevard
Austin, Texas 78705
www.littlefield.com